                                                                      EXHIBIT 21

                       MPW INDUSTRIAL SERVICES GROUP, INC.

                              LIST OF SUBSIDIARIES
                              --------------------
                                                               JURISDICTION OF
             NAME                                                ORGANIZATION
             ----                                              -----------------

Aquatech Environmental, Inc.                                      Michigan
ESI International, Inc.                                             Ohio
         ESI North, Limited                                         Ohio
MPW Industrial Services, Inc.                                       Ohio
         Maintenance Concepts, Inc.                                 Ohio
         MPW Management Services Corp.                              Ohio
               MPW Container Management Corp.                       Ohio
               MPW Container Management Corp. of Michigan         Michigan
               MPW Filtration Management Services Corp.             Ohio
                     Gauthier Enterprises, Inc.                   Michigan
               MPW Industrial Services, Ltd.                       Canada
               MPW Industrial, L.L.C. of V.C.                      Mexico
               MPW Industrial Water Services,  Inc.                 Ohio